Section 906 Certifications

I, Charles E. Porter, a Principal Executive Officer of the Funds listed on Attachment A, certify that, to my knowledge:

1. The form N-CSR of the Funds listed on Attachment A for the period ended October 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds listed on Attachment A for the period ended October 31, 2005 fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.

Date: December 28, 2005 /s/ Charles E. Porter ______________________ Charles E. Porter Principal Executive Officer

Section 906 Certifications

I, Steven D. Krichmar, a Principal Financial Officer of the Funds listed on Attachment A,

certify that, to my knowledge:

1. The form N-CSR of the Funds listed on Attachment A for the period ended October 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds listed on Attachment A for the period ended October 31, 2005 fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.

Date: December 28, 2005 /s/ Steven D. Krichmar ______________________ Steven D. Krichmar Principal Financial Officer

Attachment A

N-CSR

Period (s) ended October 31, 2005

041	Putnam Global Income Fund
005	Putnam Global Equity Fund
008	Putnam Convertible Income-Growth Trust
004	Putnam Income Fund
002	The Putnam Fund for Growth and Income
840	Putnam Utilities Growth & Income Fund
2II	Putnam Capital Opportunities Fund
2OV	Putnam Mid-Cap Value Fund
582	Putnam Municipal Opportunities Trust
183	Putnam Municipal Bond Fund
052	Putnam Managed Municipal Income Trust
185	Putnam New York Investment Grade Municipal Trust
184	Putnam California Investment Grade Municipal Trust
2MI	Putnam Tax Smart Equity Fund